LETTER OF CREDIT AND
                    REIMBURSEMENT AGREEMENT


                          by and among

                       KMB PRODUCE, INC.

                              and

                   FIRST UNION NATIONAL BANK

                   Dated as of March 1, 1999
                             INDEX

                                                                     Page


ARTICLE I   DEFINITIONS                                               2
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE BORROWER            9
            Section 2.1.Organization and Good Standing                9
            Section 2.2.Corporate and Governmental                    9
            Authorization;Contravention                               9
            Section 2.3.Binding Effect                               10
            Section 2.4.Litigation                                   10
            Section 2.5.ERISA                                        10
            Section 2.6. Taxes                                       10
            Section 2.7.Subsidiaries.                                10
            Section 2.8.Investment Company Act                       10
            Section 2.9.Ownership of Property, Liens                 11
            Section 2.10. No Default                                 11
            Section 2.11. Full Disclosure                            11
            Section 2.12. Representations Upon Requests for Advances 11
            Section 2.13. Use of Proceeds: Margin Stock              11
            Section 2.14. Insider                                    12
            Section 2.15. Environmental                              12
            Section 2.16. Survival of Representations and Warranties 12

ARTICLE III REIMBURSEMENT AND OTHER PAYMENTS                         13
            Section 3.1.Letter of Credit                             13
            Section 3.2.Reimbursement and Other Payments             13
            Section 3.3.Tender Advances                              13
            Section 3.4.[Intentionally Omitted].                     15
            Section 3.5.Commission and Fees                          15
            Section 3.6.Increased Costs Due to Change in Law         15
            Section 3.7.Computation                                  16
            Section 3.8.Payment Procedure                            16
            Section 3.9.Business Days                                16
            Section 3.10. Reimbursement of Expenses                  16
            Section 3.11. Extension of Expiration Date               16
            Section 3.12. Obligations Absolute                       17



ARTICLE IV  INSURANCE; NET PROCEEDS                                  18
            Section 4.1.Security                                     18
            Section 4.2.Casualty and Liability Insurance Required    18
            Section 4.3.General Requirements Applicable to Insurance 18
            Section 4.4.Advances by Bank                             19
            Section 4.5.Borrowers to Make Up Deficiency in
                        Insurance Coverage                           19
            Section 4.6.Eminent Domain                               20
            Section  4.7.Application of Net Proceeds of Insurance
                         and Eminent Domain                          20
            Section 4.8.Parties to Give Notice                       20
            Section 4.9.Preservation of Security Interest            20



ARTICLE V   AFFIRMATIVE COVENANTS                                    21
            Section 5.1.Notice of Default                            21

ARTICLE VI  NEGATIVE COVENANTS                                       22
            Section 6.1 {RESERVED}                                   22



ARTICLE VII CONDITIONS TO ISSUANCE OF LETTER OF CREDIT               23
            Section 7.1.Conditions on Issuance                       23
            Section 7.2.Additional Conditions Precedent to
                        Issuance of the Letter of Credit             25
            Section 7.3.Conditions Precedent to Each Tender
                        Advance                                      25



ARTICLE VIII DEFAULT                                                 27
            Section 8.1.Events of Default                            27
            Section 8.2.No Remedy Exclusive                          28
            Section 8.3.Anti-Marshaling Provisions                   28



ARTICLE IX  MISCELLANEOUS                                            29
            Section 9.1.Indemnification.                             29
            Section 9.2.Transfer of Letter of Credit                 30
            Section 9.3.Reduction of Letter of Credit.               30
            Section 9.4.Liability of the Bank                        30
            Section 9.5.Successors and Assigns                       31
            Section 9.6.Notices                                      31
            Section 9.7.Amendment                                    31
            Section 9.8.Effect of Delay and Waivers                  31
            Section 9.9.Counterparts                                 32
            Section 9.10.Severability                                32
            Section 9.11.Cost of Collection                          32
            Section 9.12.Set Off.                                    32
            Section 9.13.Governing Law                               32
            Section 9.14.References                                  33
            Section 9.15.Taxes, Etc.                                 33

            Section 9.16. Consent to Jurisdiction, Venue; Waiver
                          of Jury Trial                              33
            Section 9.17Assignment and Pledge of Agreement           33



Exhibit A - Irrevocable Letter of Credit Relating to the Bonds
Exhibit B - Form of Opinion of Counsel to the Borrower
Exhibit C - Form of Opinion of Counsel to the Guarantor


                      LETTER OF CREDIT AND

                    REIMBURSEMENT AGREEMENT

     THIS AGREEMENT, dated as of March 1, 1999, by and between KMB PRODUCE, INC., a Texas corporation (the "Borrower") and FIRST UNION NATIONAL BANK, a national banking association organized and existing under the laws of the United States with an office located at Richmond, Virginia (the "Bank");


                      W I T N E S S E T H:


     WHEREAS,  arrangements have been made pursuant  to  a  Trust
Indenture of even date herewith (the "Indenture") between the Carrollton Payroll Development Authority (the "Issuer") and First Union National Bank, Richmond, Virginia, as trustee (the "Trustee") for the issuance and sale by the Issuer of its Industrial Development Revenue Bonds (KMB Produce, Inc. Project), Series 1999 in the aggregate principal amount of $9,000,000 (the "Bonds"); and

     WHEREAS,  the  proceeds from the sale of the Bonds  will  be used to finance, in whole or in part, the cost of the acquisition, construction, installation, renovation and equipping of a manufacturing facility to be located in the City of Carrollton, Georgia (the "Project");

      WHEREAS, the proceeds of the Bonds will be loaned to the Borrower pursuant to a Loan Agreement of even date herewith between the Issuer and the Borrower (the "Loan Agreement"); and

     WHEREAS, in order to enhance the marketability of the Bonds, the Borrower has requested that the Bank issue an irrevocable direct pay letter of credit in the form attached hereto as Exhibit "A" (such letter of credit or any successor or substitute letter of credit issued by the Bank herein called the "Letter of Credit") in an aggregate amount not exceeding $9,187,500 of which
(a) $9,000,000 shall support the payment of principal or portion of the purchase price corresponding to principal of the Bonds and
(b) $187,500 shall support the payment of up to 50 days interest or portion of the purchase price corresponding to interest on the Bonds at an assumed interest rate of 15% per annum;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter appearing, and to induce the Bank to issue the Letter of Credit, the Borrower does hereby covenant and agree with the Bank as follows:
                           ARTICLE I

                          DEFINITIONS

     All words and terms defined in Article I of the Loan Agreement shall have the same meanings in this Agreement, unless otherwise specifically defined herein. The terms defined in this
Article I have, for all purposes of this Agreement, the meanings specified hereinabove or in this Article, unless defined elsewhere herein or the context clearly requires otherwise.

     1.1. "Accountant" means an independent certified public accountant or a firm thereof as approved by the Borrower.

     1.2. "Affiliate" means any other Person directly or indirectly, controlling, controlled by, or under common control with, the first Person; or any other Person which directly or indirectly owns or controls at least ten percent (10%) of the Voting Stock, partnership or other equity interests of, or at least ten percent (10%) of its Voting Stock, partnership or other equity interests are owned or controlled by, directly or indirectly, the first Person.

     1.3. "Agreement" means this Letter of Credit and Reimbursement Agreement, as the same may from time to time be amended, modified or supplemented in accordance with the terms hereof.

     1.4. "Alternate Credit Facility" means any irrevocable direct pay letter of credit, insurance policy or similar credit enhancement or support facility for the benefit of the Trustee, the terms of which Alternate Credit Facility shall in all respects material to the registered owners of the Bonds be the same (except for the term set forth in such Alternate Credit Facility) as those of the Letter of Credit.

     1.5. "Bank" means First Union National Bank, a national banking association.

     1.6. "Bankruptcy Code" means 11 U.S.C. 101 et seq., as amended.

     1.7. "Bondholder" or "Bondholders" means the initial and any future registered owners of the Bond or Bonds as registered on
the  books  and  records  of  the  Bond  Registrar  pursuant   to
Section 2.4 of the Indenture.

     1.8. "Bond Documents" means, collectively, the Loan Agreement, the Security Instruments, the Indenture, the Bonds, the Remarketing Agreement, the Tender Agency Agreement, the Private Placement Memorandum and the Placement Letter, as the same may be amended, modified or supplemented from time to time in accordance with their respective terms.

     1.9.       "Bonds" means the Carrollton Payroll  Development
Authority Industrial Development Revenue Bonds (KMB Produce, Inc.
Project), Series 1999, in the original aggregate principal amount of $9,000,000.

     1.10. "Borrower" mean KMB Produce, Inc., a Texas corporation and its successors and assigns.

     1.11. "Capital Stock" means any capital stock of the Borrower (to the extent issued to a Person other than the Borrower), whether common or preferred.

     1.12. "CERCLA" means Comprehensive, Environmental, Response, Compensation and Liability Act of 1980, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     1.13. "Code" means the Internal Revenue Code of 1986, as amended.

     1.14.     "Closing Date" means the date of issuance of the Bonds.

     1.15. "Collateral" means all real and personal property of the Borrower with respect to which the Bank has been or will be granted a lien, mortgage or security interest in pursuant to the Security Instruments.

     1.16. "Commission Rate" means the applicable letter of credit fee based on the following pricing grid:

                      Guarantor's Ratio of
     Pricing Tier     Debt/Total Capital      Letter  of Credit Fee

          I              <0.2                     35.0
          II        >0.2 and <0.4                 40.0
          III            >0.4                     47.5

     1.17. "Consistent Basis" means, in reference to the application of GAAP applied on a basis consistent with that of the preceding year, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except as to any changes consented to by the Bank.

     1.18. "Controlled" or "controlling" or "under common control with" means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

     1.19. "Controlled Group" means (i) the controlled group of corporations as defined in Section 1563 of the Code, or (ii) the group of trades or businesses under common control as defined in
Section 414(c) of the Code, of which the Borrower is a part or may become a part.

     1.20. "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases in connection with industrial development revenue bonds, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument,
(vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, to the extent of the fair market value of such assets and (viii) all Debt of others Guaranteed by such Person to the extent of the Debt which has been Guaranteed; provided, however, the term "Debt" shall not include trade indebtedness of the Borrower.

     1.21. "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, fraudulent transfer or similar laws from time to time in effect affecting the rights of creditors generally and general principles of equity.

     1.22. "Deed to Secure Debt" means the Deed to Secure Debt and Security Agreement, dated the date thereof, from the Borrower to the Bank, securing the obligations of the Borrower under this Agreement.

     1.23. "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both become an Event of Default.

     1.24. "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement order, or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease, or death), tangible or intangible property damage, contribution, indemnity, direct or consequential damages, damage to the environment, nuisance, pollution, contamination, or other adverse effects on the environment, or for fines, penalties, or restrictions, in each case relating to, resulting from, or in connection with Hazardous Materials and relating to the Borrower, or any property leased, owned, operated, or used by the Borrower.

     1.25. "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and all regulations promulgated under that Act.

     1.26.      "Event  of Default" has the meaning specified  in
Section 8.1 hereof.
1.1.
     1.27. "Fiscal Year" means the fiscal year of the Borrower ending on the last Saturday closest to December31.

     1.28. "Generally Accepted Accounting Principles" or "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to reflect the financial condition, results of operations and changes in financial position of any Person, except that any accounting principle or practice required to be changed by such Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may so be changed, as provided in Section 1.02(c) thereof. After any change in GAAP that affects any covenants of this Agreement, the Bank and the Borrower will negotiate in good faith to revise those covenants in order to make them consistent with GAAP then in effect.

     1.29. "Governmental Authority" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency, department or other governmental subdivision having jurisdiction over the Borrower, any Affiliate of the Borrower or any of their respective businesses, operations or properties.

     1.30. "Guarantee" of any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of ) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or other services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has the corresponding meaning.

     1.31.      "Guaranty Agreement" has the meaning assigned  in
Section 7.1(n) hereof.

     1.32. "Hazardous Materials" means any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any Environmental Claim.

     1.33. "Indemnities" has the meaning assigned in Section 9.1 hereof.
1.1.
     1.34.   "Indemnified Matters" has the meaning assigned  in
Section 9.1 hereof.

     1.35. "Indenture" means the Trust Indenture, dated as of March 1, 1999, among the Issuer and the Trustee, as from time to time supplemented and amended.

     1.36.     "Loan Agreement" means that Loan Agreement, dated as of
March   1,  1999   between  the  Issuer  and  the  Borrower,   as
supplemented and amended from time to time.

     1.37. "Letter of Credit" means the Letter of Credit, dated March 19, 1998 issued by the Bank relating to the Bonds for the account of the Borrower pursuant hereto and the Bond Documents.

     1.38. "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which they have acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     1.39. "Material Adverse Effect" means any (i) material adverse effect upon the validity, performance or enforceability of this Agreement or any of the Security Instruments or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, prospects or
condition   financial   or  otherwise)  of   the   Borrower,   or
(iii) material adverse effect upon the ability of the Borrower or any other Person to fulfill any obligation under this Agreement or any of the Security Instruments.

     1.40. "Multiemployer Plan" means the multiemployer plan as set forth in Section 4001(a)(3) of ERISA.

     1.41. Obligations" means all loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from the Borrower to the Bank, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Bond Documents
or   otherwise,  whether  direct  or  indirect  (including  those acquired by assignment), joint, several, absolute or contingent, primary or secondary, due or to become due, now existing or
hereafter  arising  and  however acquired.   The  term  includes,
without  limitation,  all  interest,  charges,  expenses,   fees,
attorney's fees and any other sums chargeable to the Borrower under any of the Bond Documents.

     1.42. "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty
Corporation's functions under ERISA.

     1.43.         "Person"  means  an  individual,  partnership,
corporation, trust, unincorporated
1.1.        organization,  association,  joint   venture   or   a
government or agency or political subdivision or instrumentality thereof.

     1.44. "Placement Letter" means the Placement Agent Agreement, dated March 19, 1999 by and among the Company, the Issuer and First Union Capital Markets Corp., Charlotte, North Carolina, as
Placement Agent for the Bonds.

     1.45. "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA, and subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contribution and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     1.46. "Pledge Agreement" means the Pledge Agreement dated as of even date herewith from the Company to the Bank relating to the Bonds.

     1.47.      "Private Placement Memorandum" means the  Private
Placement Memorandum dated March 19, 1999 relating to the Bonds.

     1.48.      "Project" shall mean the financing, in whole or in
part,   of   the  acquisition,  construction,  installation   and
equipping of a manufacturing facility to be located in the City of Carrollton, Georgia.

     1.49. "Project Fund" means the trust fund so designated and established under the Indenture.

     1.50. "Property" or "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower, wherever located.

     1.51. "RCRA" means the Resource Conservation and Recovery Act, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     1.52.     "Release" means any release, spill, emission, leaking,
pumping,   pouring,   injection,  escaping,  deposit,   disposal,
discharge,   dispersal,  dumping,  leaching,  or   migration   of
Hazardous  Materials  into  the  indoor  or  outdoor  environment
(including,   without limitation, the abandonment or disposal  of
any barrels, containers, or other closed receptacles containing any Hazardous Materials), or into or out of any property owned, leased, operated, or used by the Borrower or any subsidiaries (if any), including the movement of any Hazardous Material through the air, soil, surface water, groundwater, or property.

     1.53.      "Remarketing  Agreement"  means  the  Remarketing
Agreement, dated as of March 1, 1999, by and between the Company and First Union Capital Markets Corp., as Remarketing Agent, as supplemented and amended from time to time.

     1.54.       "SARA"  means the Superfund Reauthorization  and
Amendments Act of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

     1.55. "Security Instruments" means, collectively, the Pledge Agreement, the Deed to Secure Debt, any Swap Agreement, and any
and  all  other agreements or instruments relating to the Project now or hereafter executed and delivered by any of the Borrower or any other Person in connection with, or as security for the payment or performance of, the Letter of Credit or this Agreement or any other obligations of any of the Borrower to the Bank as described therein, as such agreements may be amended, modified or
supplemented  from  time  to  time  in  accordance   with   their
respective terms.

     1.56. "Solvent" means, as to any Person, that such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

     1.57.      "State" means the State of Georgia.

     1.58.      "Stated Expiration Date" means March 15, 2004.

     1.59. "Stated Termination Date" means March 15, 2004, the expiration date of the Letter of Credit, as such date may be extended in accordance with terms of Section 3.11 hereof.

     1.60. "Subsidiary" means any corporation, more than fifty percent (50%) of the outstanding Voting Stock of which is at the time, directly or indirectly, owned by the Borrower and/or one or more Subsidiaries (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

     1.61. "Swap Agreement" means (A) an agreement (including teams and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); (B) any combination of the foregoing; or
(C) a master agreement for any of the forgoing together with all supplements.

     1.62. "Tender Advance" has the meaning assigned to that term in Section 3.3 of this Agreement.

     1.63.      "Tender Agency Agreement" means the Tender Agency
Agreement dated as of March 1, 1999 by and between the Borrower and the Trustee, as Tender Agent, as amended, from time to time thereunder.

     1.64. "Tender Draft" has the meaning assigned to that term in the Letter of Credit.

     1.65. "Termination Date" means the last day a drawing is available under the Letter of Credit.

     1.66. "Trustee" means any Person or group of Persons at the time serving as trustee under the Indenture.

     1.67. "UCC" means the Uniform Commercial Code in effect in jurisdictions where assets of the Borrower is located at anytime during the term hereof, as the same may be amended from time to time.

     1.68. "Voting Stock" of any corporation means shares of any class or classes (however designated) of capital stock of such corporation having ordinary voting power for the election of at least a majority of the members of the board of directors (or other governing bodies) of such corporation, other than shares
having  such  power  only  by  reason  of  the  happening  of   a
contingency.


                           ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     The Borrower represents and warrants to the Bank (which representations and warranties shall survive the delivery of the documents mentioned herein and the issuance of the Letter of Credit) that:

     Section 2.1. Organization and Good Standing. The Borrower is a Texas corporation which is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Borrower is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualifications are necessary, and has all corporate powers and governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to be so qualified or the failure to have such licenses, authorizations, consents and approvals will not have a Material Adverse Effect.

     Section 2.2. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Bond Documents to which the
Borrower is a party, (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official (except for any resolution or resolutions of the Issuer relating to the Bonds),
(iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement, certificate of incorporation or by-laws of the Borrower, or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     Section 2.3. Binding Effect. This Agreement, the Bond Documents and Security Instruments to which the Borrower is a party constitute valid and binding agreements of the Borrower enforceable in accordance with their terms, provided, that the enforceability hereof and thereof are limited by Debtor Laws.

     Section 2.4. Litigation. Except as disclosed in writing to the Bank, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Affiliates before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect on the businesses, financial positions or results of operations of the Borrower.

     Section 2.5. ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the Pension Benefit Guaranty Corporation (or any successor thereto).

     (b)   Neither the Borrower nor any member of the  Controlled
Group is or ever has been obligated to contribute to any Multiemployer Plan.

     Section 2.6. Taxes. There have been filed on behalf of the Borrower all federal, state and local income and other tax returns which are required to be filed by it and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower have been paid. The charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges are adequate.

     Section 2.7. Subsidiaries. Except as otherwise disclosed in writing to the Bank, there are no Subsidiaries of the Borrower.

     Section 2.8. Investment Company Act. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such company.

     Section 2.9. Ownership of Property, Liens. The Borrower has title to its Properties sufficient for the conduct of its business.

     Section 2.10. No Default. To the best of its knowledge, the Borrower is not in default under or with respect to any agreement, instrument or undertaking to which they are a party or by which they or any of their properties are bound which will have a Material Adverse Effect to the business, operations, properties or financial or other conditions of the Borrower, or which will have a Material Adverse Effect to the Borrower to perform its obligations under the Bond Documents. No Default has occurred and is continuing.

     Section 2.11. Full Disclosure. There is no material fact which is known or which should be known by the Borrower or any Affiliate that the Borrower has not disclosed to the Bank which could have a Material Adverse Effect. Neither this Agreement nor any agreement, document, certificate or statement delivered by the Borrower or any Affiliate of the Borrower to the Bank, contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by the Borrower necessary to keep the other statements from being misleading.

     Section 2.12. Representations Upon Requests for Advances. Every draw under the Letter of Credit shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by the Borrower that no Default or Event of Default exists and that all representations and warranties by the Borrower contained in this Agreement, and the Bond Documents are true and correct as of the date the advance is to be made.

     Section 2.13. Use of Proceeds: Margin Stock. The proceeds of the Bonds will be used by the Borrower only for the purposes set forth herein and in the Bond Documents. The Borrower's uses of the proceeds are, and continue to be, legal and proper corporate uses, and the uses are and will be consistent with all applicable laws and regulations, as in effect from time to time. None of the proceeds of the Bonds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X, or Regulation G of the Code of Federal Regulations, Parts 221, 224 and 207, respectively, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry "margin stock," or for any other purpose which might cause this transaction to be deemed a "purpose credit" within the meaning of Regulation U, Regulation X or Regulation G. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. The Borrower, or any Person acting on behalf of the Borrower, has not taken or will take any action which might cause any violation of Regulation U, Regulation X, or Regulation G or any other regulations of the Board of Governors of the Federal Reserve System or any violation of Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder as now or hereafter in effect.

     Section 2.14. Insider. The Borrower is not, and no Person having "control" (as that term is defined in 12 U.S.C.
  375(b)(5) or in regulations promulgated pursuant thereto) of such Person is, an "executive officer", "director", or "principal shareholder" (as those terms are defined in 12 U.S.C. 375(b) or in regulations promulgated pursuant thereto) of the Bank, of a bank holding company of which the Bank is a subsidiary, or of any subsidiary of a bank holding company of which the Bank is a subsidiary, or of any bank at which the Bank maintains a "correspondent account" (as such term is defined in such statute or regulations), or of any bank which maintains a correspondent account with the Bank.

     Section 2.15. Environmental. The Borrower is to the best of its knowledge, in material compliance with the provisions of the Environmental Laws.

     Section 2.16. Survival of Representations and Warranties. All of the representations and warranties by the Borrower shall survive delivery of this Agreement and the Bond Documents. Any investigation at any time made by or on behalf of the Bank will not diminish the Bank's right to rely on the representations and warranties.
                          ARTICLE III

                REIMBURSEMENT AND OTHER PAYMENTS

     Section 3.1. Letter of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to issue and deliver the Letter of Credit in favor of the Trustee in substantially the form of Exhibit A attached hereto upon fulfillment of the applicable conditions set forth in Article VII hereof. The Bank agrees that any and all payments under the Letter of Credit will be made with the Bank's own funds.

     Section 3.2. Reimbursement and Other Payments. Except as otherwise provided in Section 3.3 below, the Borrower shall pay to the Bank:

          (a) on or before 3:00 P.M. (prevailing Eastern time), but after the honoring of a draw by the Bank, on the date that any amount is drawn under the Letter of Credit, a sum together with interest on such sum equal to such amount so drawn under the Letter of Credit, plus to the extent permitted by applicable law, any and all reasonable charges and expenses that the Bank may pay or incur relative to the Letter of Credit which have not been previously paid by or on behalf of the Borrower; provided, further, the Borrower and the Bank acknowledge that such amounts due under this subparagraph (a) shall be due and payable and subject to interest thereon (at a fluctuating interest rate per annum equal at all times to the rate applicable to the Bonds plus two percent (2%) even though no Event of Default has occurred under Section 8.1 hereof);

          (b) on demand, interest on any and all amounts remaining unpaid by the Borrower when due hereunder from the date such amounts become due until payment thereof in full, at a fluctuating interest rate per annum equal at all times to the rate applicable to the Bonds plus two percent (2%);

          (c) on demand, any and all reasonable expenses incurred by the Bank in enforcing any rights under this Agreement and the other Security Instruments which have not been previously paid by or on behalf of the Borrower; and

          (d) on demand all charges, commissions, costs and expenses set forth in Section 3.5 hereof which have not been previously paid by or on behalf of the Borrower.

     Section 3.3.   Tender Advances.

          (a) If the Bank shall make any payment of that portion of the purchase price corresponding to principal and interest of the Bonds drawn under the Letter of Credit pursuant to a Tender Draft and the conditions set forth in Section 7.3 shall have been fulfilled, such payment shall constitute a tender advance made by the Bank to the Borrower on the date and in the amount of such payment (a "Tender Advance"); provided that if the conditions of said Section 7.3 have not been fulfilled, the amount so drawn pursuant to the Tender Draft shall be payable in accordance with the terms of Section 3.2(a) above. Notwithstanding any other provision hereof, the Borrower shall repay the unpaid amount of each Tender Advance, together with all unpaid interest thereon, on the earlier to occur of (i) such date as any Bonds purchased pursuant to a Tender Draft are resold as provided in paragraph 3.3(d) hereof, (ii) on the date one year and one day following the date of such Tender Advance, or (iii) the Termination Date. The Borrower may prepay the outstanding amount of any Tender Advance in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid. The Borrower shall notify the Bank prior to 11:00 A.M. (prevailing Eastern time) on the date of such prepayment of the amount to be prepaid.

          (b) The Borrower shall pay interest on the unpaid amount of each Tender Advance from the date of such Tender Advance until such amount is paid in full, payable monthly, in arrears, on the first day of each month during the term of each Tender Advance and on the date such amount is paid in full, at a fluctuating interest rate per annum in effect from time to time equal to the rate applicable to the Bonds, provided that the unpaid amount of any Tender Advance which is not paid when due shall bear interest at the rate applicable to the Bonds plus two percent (2%), payable on demand and on the date such amount is paid in full.

          (c) Pursuant to the Pledge Agreement, the Borrower has agreed that, in accordance with the terms of the Indenture, Bonds purchased with proceeds of any Tender Draft shall be delivered by the Tender Agent to the Bank or its designee (or otherwise in the manner provided in the Pledge Agreement, as applicable) to be held by the Bank or its designee in pledge as collateral securing the Borrower's payment obligations to the Bank hereunder. Bonds so delivered to the Bank or its designee shall be registered in the name of the Bank, or its designee, as pledgee of the Borrower, as provided for in the Pledge Agreement, as applicable.

          (d) Prior to or simultaneously with the resale of Pledged Bonds, the Borrower shall prepay the then outstanding Tender Advances (in the order in which they were made) by paying to the Bank an amount equal to the sum of (a) the amounts advanced by the Bank pursuant to the corresponding Tender Drafts relating to such Bonds, plus (b) the aggregate amount of accrued and unpaid interest on such Tender Advances. Such payment shall be applied by the Bank in reimbursement of such drawings (and as prepayment of Tender Advances resulting from such drawings in the manner described below), and, upon receipt by the Bank of a certificate completed and signed by the Trustee in substantially the form of Annex F to the Letter of Credit, the Borrower irrevocably authorizes the Bank to rely on such certificate and to reinstate the Letter of Credit in accordance therewith. Funds held by the Tender Agent as a result of sales of the Pledged Bonds by the Remarketing Agent shall be paid to the Bank by the Tender Agent to be applied to the amounts owing by the Borrower to the Bank pursuant to this paragraph (d). Upon payment to the Bank of the amount of such Tender Advance to be prepaid, together with accrued interest on such Tender Advance to the date of such prepayment on the amount to be prepaid, the principal amount outstanding of Tender Advances shall be reduced by the amount of such prepayment and interest shall cease to accrue on the amount prepaid.

     Section 3.4.   [Intentionally Omitted].

     Section 3.5.   Commission and Fees.

          (a) The Borrower shall pay to the Bank a commission at the applicable Commission Rate per annum on the undrawn amount available to be drawn under the Letter of Credit (computed on the date that such commission is payable) from and including the date of issuance of the Letter of Credit until the Stated Termination Date, payable annually in advance on the date of issuance of the Letter of Credit and on each anniversary of the issuance of the Letter of Credit, subject to adjustment upon demand by the Bank due to any event that may increase the cost to the Bank of issuing or maintaining the Letter of Credit.

          (b) The Borrower shall pay to the Bank, upon each drawing under the Letter of Credit in accordance with the terms, a fee of $100 per drawing.

          (c) The Borrower shall pay to the Bank, upon transfer of the Letter of Credit in accordance with its terms, a transfer fee of $1,000.

     Section 3.6. Increased Costs Due to Change in Law. In the event of any change in any existing or future law, regulation, ruling or other interpretation affecting the Bank which shall either (a) impose, modify or make applicable any reserve, special deposit, capital requirement, assessment or similar requirement against the Letter of Credit or (b) impose on the Bank any other condition regarding the Letter of Credit, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost (including a reasonable allocation of resources) or decrease the yield to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases or yield decreases resulting from such events), then, upon demand by the Bank, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost or decreased yield. A statement of charges submitted by the Bank, shall be conclusive, absent manifest error, as to the amount owed.

     Nothwithstanding the foregoing, the Bank shall make written demand on Borrower for such additional amounts no later than 180 days after the Bank has knowledge of the event giving rise to such additional payment, and, in the event the Bank fails to give notice within such period, Borrower shall not have any obligation to make any payment with respect to claims occurring more than 180 days prior to the giving of such written demand.

     Section  3.7.    Computation.   All  payments  of  interest,
commission and other charges under this Agreement shall be computed on the per annum basis, based on a 360-day year days calculated for the actual number of days elapsed.

     Section 3.8. Payment Procedure. All payments made by the Borrowers under this Agreement shall be made to the Bank in lawful currency of the United States of America and in immediately available funds at the Bank's offices in Richmond, Virginia, or at another location as designated in writing by the Bank to the Borrower, before 12:00 Noon (prevailing Eastern time) on the date when due, except for payments made pursuant to
Section 3.2(a).

     Section 3.9. Business Days. If the date for any payment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payments of interest or commission, as the case may be.

     Section 3.10. Reimbursement of Expenses. The Borrower will pay all reasonable legal fees (computed without regard to any statutory presumption) incurred by the Bank in connection with the preparation, execution and delivery of this Agreement, the Letter of Credit, the Security Instruments, any and all other agreements and transactions contemplated hereby and thereby and by the Bond Documents (including any amendments hereto or thereto or consents or waivers hereunder or thereunder) and will also pay all fees, charges or taxes for the recording or filing of
Security Instruments. The Borrower will also pay for all reasonable out-of-pocket expenses of the Bank in connection with the administration of the Letter of Credit, this Agreement and the Security Instruments consisting of filing fees, if any. The Borrower will, upon request, promptly reimburse the Bank for all amounts expended, advanced or incurred by the Bank to collect or satisfy any obligation of the Borrower under this Agreement or any Security Instrument, or to enforce the rights of the Bank under this Agreement, or any Security Instrument, which amounts will include, without limitation, all court costs, reasonable attorneys' fees, fees of auditors and accountants and out-of-pocket investigation expenses incurred by the Bank in connection with any such matters.

     Section 3.11. Extension of Expiration Date. Except as hereinafter provided, the Letter of Credit will expire on the Stated Expiration Date. The Letter of Credit shall automatically be extended for an additional one-year period from the then applicable Stated Termination Date, unless the Bank shall have notified the Borrower and the Trustee in writing at least 90 days prior to the Stated Termination Date that the Bank will not extend such applicable Stated Termination Date for an additional one-year period from the then applicable Stated Termination Date.
     Section 3.12. Obligations Absolute. The Obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

          (a)   any  lack  of validity or enforceability  of  the
     Letter  of  Credit,  the  Bonds,  any  of  the  other   Bond
     Documents, any of the Security Instruments or any other agreement or instrument related thereto;

          (b) any amendment or waiver of or any consent to departure from the terms of the Letter of Credit, the Bonds, any of the other Bond Documents, any of the Security Instruments or any other agreement or instrument related thereto;

          (c) the existence of any claim, set off, defense or other right which either the Borrower or the Issuer may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the Security Instruments, the Letter of Credit, the Bond Documents, the Project or any unrelated transaction;

          (d) any statement, draft or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever;

          (e) the surrender, exchange or impairment of any security for the performance or observance of any of the terms of this Agreement; or

          (f)   any  other  circumstance  which  might  otherwise
     constitute  a  defense available to, or a discharge  of  the
     Borrower,   except   subject  to  the   qualification   that
     obligations may be reinstated upon bankruptcy.
                           ARTICLE IV

                    INSURANCE; NET PROCEEDS

     Section 4.1. Security. As security for the full and timely payment and performance by the Borrower of its obligations hereunder, the Borrower shall on the date hereof deliver to the Bank, the Security Instruments, conveying to the Bank duly perfected liens upon and security interests in the Collateral related thereto, subject only to Permitted Encumbrances.

     Section 4.2. Casualty and Liability Insurance Required. The Borrower will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations (other than business interruption insurance) including, without limiting the generality of any other covenant contained herein or in the Bond Documents:

          (a) an all-risk casualty and all-risk builder's insurance on the Collateral in an amount not less than the full insurable value thereof;

          (b) general comprehensive liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Collateral in amounts not less than $1,000,000 with respect to bodily injury to any one person, $1,000,000 with respect to bodily injury to two or more persons in any one accident and $1,000,000 with respect to property damage resulting from any one occurrence;

          (c) liability insurance with respect to the operation of its facilities under the workers' compensation laws of the State; and

          (d) if at any time the site of the Project is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood and mud slide hazards, the Borrower shall purchase and maintain a flood insurance policy satisfactory to the Bank; provided, however, that the insurance so required may be provided by blanket policies now or hereafter maintained by the Borrower.

     Section 4.3.  General Requirements Applicable to Insurance.

          (a) Each insurance policy obtained in satisfaction of the requirements of Section 4.2 hereof:

          (i) shall be by such insurer (or insurers) as shall be financially responsible, qualified to do business in the State, and of recognized standing;

          (ii) shall be in such form and have such provisions (including, without limitation, the loss payable clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are acceptable in all respects to the Bank;

          (iii) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Bank;

          (iv) shall provide that losses thereunder, prior to the occurrence of an Event of Default (or event which, with notice or lapse of time or both, would constitute an Event of Default) hereunder shall be adjusted with the insurer by the Borrower at its expense on behalf of the insured parties and the decision of the Borrower as to any adjustment shall be final and conclusive; and

          (v) without limiting the generality of the foregoing, all insurance policies carried on the Collateral shall name the Bank as mortgagee, loss payee and a party insured thereunder and any loss thereunder shall be made payable and shall be applied as provided in Section 4.7 hereof.

          (b) Prior to expiration of any such policy, the Borrower shall furnish the Bank with evidence satisfactory to the Bank that the policy or certificate has been renewed or replaced or is no longer required by this Agreement.

     Section 4.4. Advances by Bank. In the event the Borrower shall fail to maintain, or cause to be maintained, the full insurance coverage required hereunder or shall fail to keep the Collateral in good repair and good operating condition, the Bank may (but shall be under no obligation to), after 10 days, written notice to the Borrower, and the failure of the Borrower to obtain the required insurance or to commence (and complete with due diligence) the making of the required repairs, renewals and replacements, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and the Borrower agrees to reimburse the Bank to the extent of the amounts so advanced with interest thereon at a rate per annum equal to the Prime Rate plus two percent (2%), from the date of advance to the date of reimbursement.

     Any amounts so advanced by the Bank shall become an additional obligation of the Borrower secured by the Security
Instruments.

     Section 4.5. Borrowers to Make Up Deficiency in Insurance Coverage. The Borrower agrees that to the extent that they shall not carry insurance required by Section 4.2 hereof, they shall pay promptly to the Bank, for application in accordance with the provisions of Section 4.7(b)(ii) hereof, such amount as would have been received as Net Proceeds (as hereinafter defined) by the Bank, under the provisions of Section 4.7(b)(ii) hereof had such insurance been carried to the extent required.

     Section 4.6. Eminent Domain. In the event that title to, or the temporary use of, the Collateral or any part thereof shall be taken by Eminent Domain, the Net Proceeds received as a result of such Eminent Domain shall be applied as provided in
Section 4.7(b) hereof.

     Section  4.7.  Application of Net Proceeds of Insurance  and
Eminent Domain.

          (a) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 4.2(c), 4.2(d) and, if practicable, 7.1(k) hereof shall be applied by the Borrower toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

          (b) The Net Proceeds in excess of $100,000 of the insurance carried with respect to the Collateral pursuant to the provisions of Sections 7.1(k) (if not applied pursuant to clause (a) of this Section 4.7), 4.2(a) and 4.2(b) hereof
(excluding the Net Proceeds of any business interruption insurance, which shall be paid to the Borrower), and the Net Proceeds resulting from Eminent Domain shall be paid and applied as follows:

          (i) If the Net Proceeds are with respect to the Project and if Bonds shall then be outstanding under the Indenture and no drawing under the Letter of Credit shall theretofore have been presented, then in the manner and at the times provided therefor in the Bond Documents; or

         (ii) in all other cases, to the payment or reduction, as the case may be, of the obligations of amounts outstanding hereunder, with such allocations to principal, interest, commissions, charges and expenses as the Bank may elect.

     "Net Proceeds" when used with respect to any insurance proceeds or award resulting from, or other amount received in connection with, Eminent Domain, shall mean the gross proceeds from such proceeds, award or other amount, less all expenses (including attorneys' fees) incurred in the realization thereof.

     Section  4.8.   Parties  to Give Notice.   In  case  of  any
material damage to or destruction of all or any part of the Collateral, the Borrower shall give prompt notice thereof to the Bank. In case of a taking or proposed taking of all or any part of the Collateral or any right therein by Eminent Domain, the Borrower shall give prompt notice thereof to the Bank. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations.

     Section 4.9. Preservation of Security Interest. At the request of the Bank at any time or from time to time, the Borrower will cause to be executed by their duly authorized officers any agreement, certificate, instrument, statement or document, and to pay all connected costs, which the Bank may deem necessary or advisable to create or preserve the security interest of the Bank contemplated hereby and by the Security Instruments.
                           ARTICLE V

                     AFFIRMATIVE COVENANTS

     Section 5.1. Notice of Default. The Borrower will furnish to the Bank within five (5) days of becoming aware of a Default or Event of Default written notice specifying the nature and period of existence of the Default or Event of Default and the action which the Borrower is taking or proposes to take to remedy the Default or Event of Default.



                           ARTICLE VI

                       NEGATIVE COVENANTS


                           {RESERVED}.



                          ARTICLE VII

           CONDITIONS TO ISSUANCE OF LETTER OF CREDIT

     Section 7.1. Conditions on Issuance. On or prior to the Closing Date, the Borrower shall have furnished to the Bank, in form satisfactory to the Bank, the following:

          (a) two executed counterparts of this Agreement and the executed counterparts of the Security Instruments;

          (b)    executed  counterparts  of  each  of  the   Bond
     Documents (except for the Bonds, as to which a specimen copy may be furnished);

          (c) opinion of Bond Counsel in form and substance acceptable to the Bank;

          (d) opinion of counsel for the Borrower dated the date thereof addressed to, and substantially in the form attached hereto as Exhibit B;

          (e) the Certificate of the Borrower including references to (i) articles of incorporation, by-laws or other formation documents of the Borrower, (ii) resolutions authorizing the execution, delivery and performance of the appropriate Bond Documents and this Agreement,
     (iii)  incumbency and specimen signatures of  officers,  and
     (iv) such other matters as the Bank may require;

          (f) copies of all governmental approvals required in connection with this transaction, including resolution of the Issuer authorizing the issuance of the Bonds;

          (g)   evidence  of payment to the Bank of  the  initial
     annual  letter of credit commission pursuant to Section  3.4 of this Agreement;

          (h) Certificate of Good Standing of the Borrower issued by the Texas Secretary of State;

          (i)  Appraisal of the Project acceptable to the Bank;

          (j) A Phase I Environmental Report by an environmental consultant approved by the Bank;

          (k) a mortgagee's title insurance policy dated the date of closing together with evidence that all premiums in respect of such policy have been paid, which policy shall
     (i) be in an amount equal to the initial stated amount of the Letter of Credit, (ii) insure that the Deed to Secure Debt creates a valid first lien on the property covered by such Deed to Secure Debt free and clear of all defects and encumbrances (except those acceptable to the Bank);
     (iii) name the Bank as the insured party thereunder; (iv) be in the form of ALTA Loan Policy 1970 (amended 10-17-70) or other form approved by the Bank; and (v) contain such endorsements and effective coverage as the Bank may reasonably request;

          (m) a physical survey containing maps or plats of the perimeter or boundaries of the Project site and any other property covered by the Deed to Secure Debt certified to the Bank and the title insurance company, in a manner acceptable to each of them, dated a date satisfactory to the Bank and the title insurance company, by an independent professionally licensed land surveyor satisfactory to the Bank and the title insurance company, which survey shall indicate the following: (i) the locations on such site of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the site and width thereof;
     (iii) all access and other easements appurtenant to the site or necessary or desirable to use the site; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the site or otherwise known to the surveyor;
     (v) any encroachments on any adjoining property by the building structures and improvements on the site; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map, all in form satisfactory to the Bank; together with certification from an independent professionally licensed land surveyor satisfactory to the Bank as to the location of the Project or any property covered by the Deed to Secure Debt in any "special flood hazard" area within the meaning of the Federal Flood Disaster Protection Act of 1973;

          (m)    evidence   of  compliance  with  the   insurance
     requirements contained in Article IV hereof (upon which there shall be affixed long form loss payable and mortgagee clauses);

          (n)   executed  counterpart of the Guaranty  Agreement,
     dated  as  of March   1, 1999, from Performance  Food  Group
     Company to the Bank (the "Guaranty Agreement").

          (o)   opinion  of  counsel  to Performance  Food  Group
     Company in the form attached hereto as Exhibit C; and

          (p)     such    other   documents,   instruments    and
     certifications as the Bank may require.

     Section 7.2. Additional Conditions Precedent to Issuance of the Letter of Credit.

          The obligation of the Bank to issue the Letter of Credit shall be subject to the further conditions precedent that on the date of issuance (a) the following statements shall be true and the Bank shall have received a certificate signed by an authorized officer of the Borrowers, dated the date of issuance, stating that:

          (i)    The representations and warranties contained  in
     Article II of this Agreement, Section 6 of the Pledge Agreement and Section 2.02 of the Loan Agreement are correct on and as of the date of issuance of the Letter of Credit as though made on and as of such date; and

         (ii) No event has occurred or would result from the issuance of the Letter of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

          (b) there shall have been no introduction of or change in, or in the interpretation of, any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue the Letter of Credit, no outbreak or escalation of hostilities or other calamity or crisis affecting the Bank, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States or Connecticut banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks.

     Section 7.3. Conditions Precedent to Each Tender Advance. Each payment made by the Bank under the Letter of Credit pursuant to a Tender Draft shall constitute a Tender Advance hereunder only if on the date of such payment the following statements shall be true:

          (i)    The representations and warranties contained  in
     Article II of this Agreement, Section 6 of the Pledge Agreement and Section 2.02 of the Lease Agreement are correct on and as of the date of such Tender Advance as though made on and as of such date; and

         (ii) No event has occurred or would result from such Tender Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Unless the Borrower shall have previously advised the Bank in writing or the Bank has actual knowledge that one or more of the above statements is no longer true, the Borrower shall be deemed to have represented and warranted, on the date of payment by the Bank under the Letter of Credit pursuant to a Tender Draft, that on the date of such payment the above statements are true and correct.


                          ARTICLE VIII

                            DEFAULT

     Section 8.1. Events of Default. Each of the following shall constitute an Event of Default under this Agreement, whereupon all Obligations of the Borrower hereunder, whether then owing or contingently owing, will, at the option of the Bank or its successors or assigns, immediately become due and payable by the Borrower without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Borrower will pay the reasonable attorneys' fees incurred by the Bank, or its successors or assigns, in connection with such Event of Default or recourse against any collateral held by the Bank, or its successors or assigns, as security for the Obligations:

          (a)   Failure  of  the Borrower to  pay  when  due  any
     payment  of  principal,  interest,  commission,  charge   or
     expense referred to in Article III hereof; or

          (b) The occurrence of an "Event of Default" under any of the Bond Documents or the Guaranty Agreement; or

          (c) Default shall occur in the performance of any other covenant herein (not covered by clause (a) above) and such Default shall continue for 30 days after written notice thereof has been given to the Borrower by the Bank;

          (d) Any representation or warranty made under this Agreement, the Bond Documents, Security Instruments, or in any certificate or statement furnished or made to the Bank pursuant hereto or in connection herewith or with the Letter of Credit hereunder, oral or written, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

          (e) This Agreement or any of the Bond Documents to which the Borrower is a party shall cease to be legal, valid and binding agreements enforceable against the Person executing the same in accordance with the respective terms thereof, except as may be limited by Debtor Laws, or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, except as may be limited by Debtor Laws;

          (f) The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy,
     (iii) admit in writing that it is unable to pay its debts as they become due or generally not pay its debts as they become due, (iv) make a general assignment for the benefit of creditors, (v) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (vi) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or
     (vii) take corporate action for the purpose of effecting any of the foregoing;

          (g) An involuntary petition or complaint shall be filed against the Borrower seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty
     (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions;

then upon the occurrence of an Event of Default and at any time thereafter, the Bank may (a) pursuant to Section 9.1 of the Indenture, advise the Trustee that an Event of Default has occurred and instruct the Trustee to declare the principal of all Bonds then outstanding and interest thereon to be immediately due and payable, and (b) proceed hereunder, and under any of the Security Instruments and, to the extent therein provided, under the Bond Documents, in such order as it may elect and the Bank shall have no obligation to proceed against any Person or exhaust any other remedy or remedies which it may have and without resorting to any other security, whether held by or available to the Bank.

     Upon the occurrence of an Event of Default, any obligation of the Borrower to an Affiliate shall be subordinated to the Obligations.

     Section 8.2. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Security Instruments, or now or hereafter existing at law or in equity or by statute.

     Section 8.3. Anti-Marshaling Provisions. The right is hereby given by the Borrower to the Bank to make releases (whether in whole or in part) of all or any part of the collateral under the Security Instruments agreeable to the Bank without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the liens and security interest in the remaining collateral conferred under such documents, nor release the Borrower from liability for the obligations hereby secured. Notwithstanding the existence of any other security interest in the collateral held by the Bank, the Bank shall have the right to determine the order in which any or all of the collateral shall be subjected to the remedies provided herein, or in the Security Instruments. The Borrower hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or therein.
                           ARTICLE IX

                         MISCELLANEOUS

     Section 9.1.   Indemnification.

          (a) The Borrower hereby indemnifies and holds the Bank and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively, the "Indemnities") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any Person) (i) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit, provided that the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (a) the gross negligence or willful misconduct of the Bank in connection with paying drafts presented under the Letter of Credit or (b) the Bank's wrongful failure to pay under the Letter of Credit (other than in connection with a court order) after the presentation to it by the Trustee or a successor corporate fiduciary under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit; or (ii) by reason of or in connection with the execution, delivery or performance of any of this Agreement, the Bond Documents, or any transaction contemplated by any thereof.

          (b) The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including cleanup costs), judgments and expenses (including attorneys', consultants' or experts' fees and expenses) of every kind and nature suffered by or asserted against the Bank as a direct or indirect result of any warranty or representation made by the Borrower herein, being false or untrue in any material respect or any requirement under any law, regulation or ordinance, local, state, or federal, which requires the elimination or removal of any hazardous materials, substances, wastes or other environmentally regulated substances.

          (c) The Borrower's obligations hereunder to the Bank (collectively, the "Indemnified Matters") shall not be limited to any extent by the term of this Agreement, and, as to any act or occurrence prior to the termination of this Agreement which gives rise to liability hereunder, shall continue, survive and remain in full force and effect notwithstanding the termination of the Bank's obligations hereunder.

          Anything herein to the contrary notwithstanding, nothing in this Section 9.1 is intended or shall be construed to limit the Borrower's reimbursement obligations contained in
Article III hereof. Without prejudice to the survival of any other obligation of the Borrower, the indemnities and obligations of the Borrower contained in this Section 9.1 shall survive the payment in full of amounts payable pursuant to Article III and the Termination Date.

     Section 9.2.   Transfer of Letter of Credit.  The Letter  of
Credit may be transferred and assigned in accordance with the terms of the Letter of Credit.

     Section 9.3.   Reduction of Letter of Credit.

          (a) The Letter of Credit is subject to reduction pursuant to its terms.

          (b) If the amount available to be drawn under the Letter of Credit shall be permanently reduced in accordance with the terms thereof, then the Bank shall have the right to require the Trustee to surrender the Letter of Credit to the Bank and to issue on such date, in substitution for such outstanding Letter of Credit, a substitute irrevocable letter of credit, substantially in the form of the Letter of Credit but with such changes therein as shall be appropriate to give effect to such reduction, dated such date, for the amount to which the amount available to be drawn under the Letter of Credit shall have been reduced.

     Section 9.4. Liability of the Bank. The Borrower, to the extent permitted by applicable law, assume all risks of the acts or omissions of the Trustee and any beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers, directors, employees, agents or consultants shall be liable or responsible for:

          (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee or any beneficiary or transferee in connection therewith;

          (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

          (d) any other circumstances whatsoever in any way related to the making or failure to make payment under the Letter of Credit;

except only that the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (i) willful misconduct or gross negligence of the Bank in determining whether documents presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) wrongful failure of the Bank to pay under the Letter of Credit after the presentation to it by the Trustee or a successor trustee under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 9.5. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns and all rights against the Borrower arising under this Agreement shall be for the sole benefit of the Bank, its successors and assigns, all of whom shall be entitled to enforce performance and observance of this Agreement to the same extent as if they were parties hereto.

     Section 9.6. Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when hand delivered or mailed first class, certified or registered mail, postage prepaid, or by overnight courier service, addressed as follows or to such other address as the parties hereto shall have been notified pursuant to this
Section 9.6:

     The Bank:           First Union National Bank
                         7 North 8th Street
                         Richmond, Virginia 23219
                         Attention: Bonnie Banks

     The Borrower:       KMB Produce, Inc.
                         1142 Avenue South
                         Grand Prairie, Texas 75053
                         Attention: Tom Lovelace

     with a copy to :    Performance Food Group, Inc.
                         6800 Paragon Place, Suite 500
                         Richmond, Virginia 23230
                         Attention: John Austin

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed, in which event said notice, request or demand shall be effective only upon receipt by the addressee. Any change in notice addresses shall be effective upon the giving of such new address to the respective party.

     Section 9.7. Amendment. This Agreement may be amended, modified or discharged only upon an agreement in writing of the Borrower and the Bank.

     Section  9.8.   Effect of Delay and Waivers.   No  delay  or
omission  to  exercise  any  right or  power  accruing  upon  any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy now or hereafter existing at law or in equity or by statute, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter waived by the other party so empowered to act, such waiver shall be limited to the particular breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

     Section 9.9. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 9.10. Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.

     Section 9.11. Cost of Collection. The Borrower shall be liable for the payment of all fees and out-of-pocket expenses, including reasonable attorneys' fees (computed without regard to any statutory presumption), incurred in connection with the enforcement of this Agreement.

     Section 9.12. Set Off. Upon the occurrence of an Event of Default hereunder, the Bank is hereby authorized, without notice to the Borrower, to set off, appropriate and apply any and all monies, securities and other properties of the Borrower hereafter held or received by or in transit to the Bank from or for the Borrower, against the obligations of the Borrower irrespective of whether the Bank shall have made any demand hereunder or under any Security Instrument although such obligations may be contingent or unmatured; provided, however, that the Bank hereby waives any such right, and any other right which it may have at law or otherwise to set off and apply such deposits at any time held, if, when and after there shall be a drawing under the Letter of Credit during the pendency of any proceeding by or against the Borrower or the Issuer seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of either of them or either of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, custodian, trustee or other similar official for either of them or for any substantial part of either of their property.

     Section 9.13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. The Borrower hereby acknowledges that the Letter of Credit shall be governed by and construed in accordance with Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication No. 500.

     Section  9.14.  References.  The words  "herein",  "hereof",
"hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.

     Section 9.15. Taxes, Etc. Any taxes (excluding income or similar taxes) payable or ruled payable by federal or state authority in respect of the Letter of Credit, this Agreement or the Security Instruments shall be paid by the Borrower upon demand by the Bank, together with interest and penalties, if any.

     Section 9.16. Consent to Jurisdiction, Venue; Waiver of Jury Trial. In the event that any action, suit or other proceeding is brought against the Borrower by or on behalf of the Bank to enforce the observance or performance of any of the provisions of this Agreement or of any of the Security Instruments, including without limitation the collection of any amounts owing thereunder, the Borrower hereby (i) irrevocably consents to the exercise of jurisdiction over the Borrower and to the extent permitted by applicable laws, its property, by any United States District Court or State Court of Georgia, and (ii) irrevocably waives any objection they might now or hereafter have or assert to the venue of any such proceeding in any court described in clause (i) above, and (iii) constitute and appoint the Secretary of State of Georgia (and, so long as the Borrower shall appoint and maintain any other qualified Person located within the State of Georgia as agent for service of process and shall give notice (effective upon receipt) thereof to the Bank, then such other Person) for service of process upon it in connection with any such proceeding.

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE SECURITY INSTRUMENTS OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     Section 9.17 Assignment and Pledge of Agreement. Nothing herein or in any other Bond Document shall prohibit the Bank from pledging or assigning the obligations hereunder including the Collateral therefor, to any Federal Reserve Bank in accordance with applicable law. The Borrower hereby consents to any such pledge or assignment pursuant to this Section.

     IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed in their respective names, all as of the date first above written.

                              THE BORROWER:

                              KMB PRODUCE, INC.



                              By:_________________________
                                   Title:

ATTEST:


________________________
Title:


           [Execution Page - Reimbursement Agreement]

                              THE BANK:

                              FIRST UNION NATIONAL BANK



                              By:___________________________
                              Title:_______________________